EXHIBIT 99.1

November 5, 2009	TSX Venture Exchange Symbol: MDW
NYSE Amex Symbol: MDW
Website: www.midwaygold.com

Midway Gold Updates NI 43-101 Gold Resource at Pan Project, Nevada

Midway Gold Corp. (“Midway”) is pleased to announce an updated mineral resource estimate for the Pan Project, Nevada. The new Measured and Indicated mineral resource estimate is 34.65 million tons grading 0.018 ounce per ton (opt) gold, using a 0.006 opt cutoff, for a total of 608,700 ounces of gold. There is an additional Inferred resource of 1.6 million tons grading 0.017 opt gold, containing 26,500 ounces of gold.

“This resource update increased the size and quality of the Pan deposit. The gold resource remains open for expansion in several areas, including Boulders, Nana, Wendy, and Barite Zones, where Midway has encountered oxide gold in numerous drill holes,” said Alan Branham, President and CEO of Midway Gold Corp. “This Carlin type gold system is very large at Pan. We have defined near surface gold in these resources over a two mile strike length. To the south Midway has defined untested soil geochemical anomalies enriched in gold, arsenic, and antimony for an additional mile. Drilling is planned on this 14 square mile project.”

Table 1: Pan Gold Resource

Mineral resources reported within an optimal pit shell using a 0.006 opt gold cutoff (see notes below)

Category	Short Tons (millions)	Gold Grade (opt)	Contained Gold (ounces)
Measured	3.22	0.019	62,100
Indicated	31.43	0.017	546,600
Combined M&I	34.65	0.018	608,700
Inferred	1.60	0.017	26,500

The previous Pan resource estimate by Mine Development Associates (“MDA”) in 20051 included Measured 3.086 million tons grading 0.019 opt gold, Indicated 15.875 million tons grading 0.019 opt gold, and Inferred 8.3 million tons grading 0.017 opt gold, all using a 0.01 opt gold cut-off.

This resource estimate has been prepared in accordance with National Instrument NI 43-101 of the Canadian Securities Administrators (CSA) and in accordance with CIM Definition Standards for Mineral Resources and Mineral Reserves. It was conducted by Midway under the supervision of Don Harris (M.Sc., CPG), who is the Qualified Person responsible for the technical report. This update represents a material change of less than 100% from the independent resource estimate prepared by MDA in 2005.

The resource estimate is based on verified drill results from 864 exploration holes available up to July 1, 2009. Mineralized domains were established by interpretation of geological, structural and assay information on sections and plans. Assays within the domains were composited into 10 foot intervals. Search distances and directions were established using spherical variograms on the composites within the domains. A density factor of 13.5 cubic feet per short ton (ft3/st) was applied to the siltstones and shales, 12.3 ft3/st to limestones, and 15.0 ft3/st to overlying volcanic tuffs. Historic metallurgical test work by Alta Gold Company and Castleworth Ventures Inc. shows oxide leach recoveries ranging from 75-94% in column testing. A three dimensional block model was generated using Surpac®, a commercially available mine planning software package. Composited assays were used to estimate tons and gold grades within domains using an ordinary kriging estimation methodology. Resources reported are included within a Lerchs-Grossmann (L-G) optimization shell using an 80% crushed leach gold recovery. The L-G shell is an economic test that simulates a break-even pit using current mining costs.

Notes for Measured, Indicated and Inferred Resources reported:

•	The most likely cut-off grade for this deposit is not known at this time and must be confirmed by the appropriate economic studies.
•	Tons and ounces have been rounded and this may result in minor discrepancies in the totals.
•	The estimated metal content does not include any consideration of mining, mineral processing, or metallurgical recoveries.

1 Gustin, M., 2005, Pan Gold Project Updated Technical Report, White Pine County, Nevada USA.

A Technical Report by Midway supporting disclosure of this mineral resource will be filed on Sedar within 45 days of this press release. The Technical Report updates the project as of July 1, 2009, and outlines work on the resource and progress to date.

Midway is a gold exploration and development company that currently has four advance stage gold resources in Nevada and Washington. Aggressive exploration has resulted in new discoveries in Nevada. For additional information see the company website at:

http://www.midwaygold.com

This release has been reviewed and approved by Don Harris, (M.Sc., CPG), a “qualified persons” as that term is defined in National Instrument 43-101.

ON BEHALF OF THE BOARD

“Alan Branham”

______________________________

Alan Branham, President and CEO

For further information, please contact R.J. Smith at Midway Gold Corp. at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release. This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company’s actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company’s properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company’s SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company’s management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

This press release uses the terms “Measured resources”, “Indicated resources” and “Inferred resources”, which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. In addition, “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.